Exhibit 99.01

DATE: July 28, 2004	CONTACTS:	Kevin Connelly (media) 732-938-1031 or Dennis Puma (investors) 732-938-1229

NEW JERSEY RESOURCES REPORTS FISCAL THIRD-QUARTER AND
YEAR-TO-DATE EARNINGS; CONFIRMS EARNINGS GUIDANCE FOR FISCAL 2004

•	Fiscal 2004 year-to-date earnings increase nearly 10 percent to $2.80 per basic share, compared with $2.55 per basic share last year

•	NJR reports third-quarter 2004 basic and diluted earnings of $.06 per share

•	NJR confirms earnings guidance of between $2.55 and $2.65 per basic share for fiscal 2004

•	Conference call at 3 p.m. EDT to discuss third-quarter and year-to-date earnings, and outlook for the balance of fiscal 2004

WALL, N.J. - New Jersey Resources (NYSE: NJR) today reported a 9.8 percent increase in basic earnings per share for the nine months ended June 30, 2004, to $2.80, compared with $2.55 last year. On a diluted basis, earnings per share for the nine months ended June 30, 2004, increased to $2.74, compared with $2.51 last year. Fiscal third-quarter basic and diluted earnings per share decreased to $.06, compared with $.16 last year.

The increase in earnings for the nine months was attributable primarily to higher margins at NJR Energy Services (NJRES), NJR’s unregulated wholesale energy services subsidiary, and continued customer growth at New Jersey Natural Gas (NJNG), NJR’s principal subsidiary. The anticipated decrease in earnings for the quarter was attributable primarily to an increase in fixed demand charges resulting from additional capacity contracts at NJRES, and colder weather during the prior year’s quarter combined with the effects of changes in NJNG’s weather-normalization clause (WNC) as later described in the “Weather” section of this release.

Based on the year-to-date results, and assuming normal weather, the impact of seasonal factors and the timing of certain expenses, the company expects to meet the earnings guidance for fiscal 2004 of $2.55 to $2.65 per basic share.

“We are extremely pleased with our results thus far this fiscal year, as we remain on track to achieve our 13th consecutive year of higher earnings. We believe this streak is the longest in our industry and a further testament to our ability to deliver consistent performance,” said Laurence M. Downes, chairman and CEO of NJR. “These results reflect the hard work and dedication of our employees, who drive our efforts to meet our commitments to all our stakeholders — every day,” Mr. Downes said.

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NEW JERSEY RESOURCES REPORTS FISCAL THIRD-QUARTER AND
YEAR-TO-DATE EARNINGS; CONFIRMS EARNINGS GUIDANCE FOR FISCAL 2004

Financial and operating highlights included:

•	Net Income and Basic Earnings per Share - For the nine months ended June 30, 2004, NJR earned $77 million, or $2.80 per share, compared with $69 million, or $2.55 per share, last year. NJNG earned $58.2 million for the 9-month period ended June 30, 2004, compared with $58.2 million last year. NJRES reported a 60 percent increase in earnings to $17.8 million, compared with $11.1 million last year, due primarily to higher gross margin generated by its portfolio of storage and transportation capacity assets as well as higher management fees.

For the three months ended June 30, 2004, NJR earned $1.6 million, or $.06 per share, compared with $4.5 million, or $.16 per share, for the same period last year. NJNG earned $3.8 million in the quarter versus $4.5 million last year. The decrease was due primarily to the impact on gross margin from colder weather during the prior year’s quarter combined with changes to NJNG’s WNC, which offset customer growth. NJRES reported a loss of $2.8 million in the quarter, compared with a loss of $98,000 last year, due primarily to higher fixed costs from its physical portfolio of supply and transportation assets.

Gross margin is defined as natural gas revenues less natural gas costs, sales tax, a Transitional Energy Facilities Assessment (TEFA), which is included in Energy and other taxes on the Consolidated Statements of Income, and regulatory rider expenses. Management believes that gross margin provides a more meaningful basis for evaluating utility operations than revenue since natural gas costs, sales tax, TEFA and regulatory rider expenses are passed through to customers, and therefore have no effect on gross margin. Natural gas costs are charged to operating expenses on the basis of therm sales at the prices approved by the New Jersey Board of Public Utilities (BPU) through NJNG’s Basic Gas Supply Service (BGSS) tariff. The BGSS allows NJNG to recover natural gas costs that exceed the level reflected in the company’s base rates. Sales tax is calculated at 6 percent of revenue and excludes sales to cogeneration facilities, other utilities, off-system sales and federal accounts. TEFA is calculated on a per-therm basis and excludes sales to cogeneration facilities, other utilities and off-system sales. Regulatory rider expenses are calculated on a per-therm basis.

•	Customer Growth - During the first nine months of the fiscal year, NJNG added approximately 1.3 billion cubic feet (Bcf) of throughput to new and existing customers, which is expected to generate about $4 million in annual gross margin. NJNG expects to maintain its approximate 2.5 percent annual customer growth rate in fiscal 2004, well above the national average for natural gas distribution companies. Conversions from other fuels represent about 35 percent of the customer growth. In fiscal 2004, NJNG expects to add approximately 2 Bcf of firm sales representing about $6 million of annual gross margin.

•	Weather - For the nine months ended June 30, 2004, weather was .6 percent warmer than normal and 10.2 percent warmer than last year. Weather for the third quarter was 21.1 percent warmer than normal and 36.6 percent warmer than last year. “Normal” weather is based on 20-year average temperatures. The impact of the weather is significantly offset by NJNG’s

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NEW JERSEY RESOURCES REPORTS FISCAL THIRD-QUARTER AND
YEAR-TO-DATE EARNINGS; CONFIRMS EARNINGS GUIDANCE FOR FISCAL 2004

WNC, which is designed to smooth out year-to-year fluctuations that may result from changing weather patterns on both NJNG’s gross margin and customers’ bills. The warm weather in the third quarter has brought weather for the fiscal year within the “normal” range for WNC purposes. Therefore, NJNG has not deferred or accrued any gross margin to customers under the WNC for the nine months ended June 30, 2004.

In October 2003, the BPU approved NJNG’s request to update factors used in its WNC. Consumption factors had not been updated since the conclusion of NJNG’s last base rate case over a decade ago. The updated consumption factors have made the resulting calculations from the WNC more effective in mitigating the impact of weather. With the previous consumption factors in place and the prior year’s colder weather, NJNG’s gross margin for the three and nine months ended June 2003 included approximately $2.4 million and $4.6 million, respectively, of additional gross margin beyond the amount covered by the WNC. Accordingly, last year’s earnings benefited by $1.4 million, or $.05 per share, and $2.7 million, or $.10 per share, for the three and nine months, respectively.

•	Incentive Programs - During the first nine months of the fiscal year, NJNG’s off-system sales, capacity management, storage optimization and financial risk management programs totaled 36.4 Bcf and $4.8 million of gross margin, compared with 30.2 Bcf and $4.2 million of gross margin for the same period last year. The new storage incentive program has provided another opportunity to benefit both customers and shareowners. NJNG shares the gross margin earned from off-system sales, capacity management and storage programs with customers and shareowners according to a margin-sharing formula in effect through October 2006. This fiscal year, customers have saved over $23 million in natural gas costs through these programs. Since the establishment of these incentive programs in 1992, NJNG customers have saved over $229 million on their natural gas bills. For the three months ended June 30, 2004, these programs totaled 9.7 Bcf and generated $1.1 million of gross margin, compared with 3.8 Bcf and $1.3 million of gross margin during the same period last year.

•	Wholesale Energy Services - NJRES’ earnings of $17.8 million during the first nine months of the fiscal year were 60 percent higher than a year ago and benefited from higher gross margin generated by an increased storage and transportation portfolio and higher management fees associated with NJRES’ management of other companies’ storage, transportation and fuel contracts. NJRES has developed a portfolio of storage and transportation capacity assets in the Gulf Coast, Mid-Continent, Appalachia and Eastern Canada, which become more valuable when there are changing prices between these areas. These assets are also more valuable when prices change between time periods. Gross margin from this portfolio is generally greater during the winter months, while the fixed costs of these assets are spread throughout the year. Therefore, consistent with this seasonality, the results for the nine months will not be indicative of the results for the fiscal year as a loss in the fourth fiscal quarter is anticipated.

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NEW JERSEY RESOURCES REPORTS FISCAL THIRD-QUARTER AND
YEAR-TO-DATE EARNINGS; CONFIRMS EARNINGS GUIDANCE FOR FISCAL 2004

For the three months ended June 30, 2004, NJRES had a net of loss of $2.8 million, compared with a loss of $98,000 last year. The larger loss in the quarter reflects NJRES’ growing portfolio of capacity contracts and the increased amount of demand costs. NJRES expects to contribute between 15 to 20 percent of NJR’s consolidated earnings in fiscal 2004.

•	NJR Home Services and Other - This business segment consists of NJR Home Services, (NJRHS) which provides service, sales and installation of appliances to over 141,000 customers; Commercial Realty & Resources, which develops commercial real estate; and NJR Energy, which consists primarily of a 3.2 percent equity investment in Iroquois Gas Transmission System, L.P. (Iroquois). Earnings for the nine months ended June 30, 2004, were $959,000, compared with a loss of $207,000 last year. Earnings for the three months were $526,000, compared with $64,000 last year. The increase in the 9-month period was primarily due to better results from NJRHS and Iroquois, while NJRHS provided the majority of the increase for the three months ended June 30, 2004.

•	Operation and Maintenance Expenses - Consolidated operation and maintenance (O&M) expenses were $76.6 million for the nine months ended June 30, 2004, compared with $74.4 million last year. For the quarter, O&M expenses were $25 million versus $24.9 million last year. The increase in both periods was due primarily to higher labor, fringe benefit and insurance costs.

•	Business Profile Improved - During the quarter, NJNG’s business profile was increased by Standard & Poor’s (S&P) to a “one” from a “two,” representing the lowest risk assessment on a 10-point scale. With this change, NJNG became the highest-ranked company among all regulated electric, natural gas and water transmission and distribution utilities within the corporate group rated A+ with a stable outlook by S&P.

Webcast Information

NJR will host a live webcast to discuss the quarter’s financial results today at 3 p.m. EDT. To listen to the call, logon to NJR’s Web site, njliving.com, and select “Investor Relations,” then click just below the microphone on the right side of the Investor Relations home page.

About New Jersey Resources

New Jersey Resources (NYSE: NJR), a Fortune 1000 company and a member of the Forbes Platinum 400, provides retail and wholesale energy services to customers in New Jersey and in states from the Gulf Coast to New England, and Canada. Its principal subsidiary, New Jersey Natural Gas, is one of the fastest-growing local distribution companies in the United States, serving more than 450,000 customers in central and northern New Jersey. Other major NJR subsidiaries include NJR Energy Services and NJR Home Services. NJR Energy Services is a leader in the unregulated energy services market, providing outstanding customer service and

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NEW JERSEY RESOURCES REPORTS FISCAL THIRD-QUARTER AND
YEAR-TO-DATE EARNINGS; CONFIRMS EARNINGS GUIDANCE FOR FISCAL 2004

management of natural gas storage and capacity assets. NJR Home Services offers retail customers expert heating, air conditioning and appliance services. NJR’s progress is a tribute to the more than 5,000 dedicated employees who have shared their expertise and focus on quality through more than 50 years of serving customers and the community. Their efforts have made NJR a leader in the competitive energy marketplace. For more information, visit NJR’s Web site at njliving.com.

Forward-Looking Statements

This news release contains estimates and other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results, including gross margin, earnings and customer growth, to differ materially from the company’s expectations include, but are not limited to, weather conditions, economic conditions in NJNG’s service territory, the impact of regulation (including the regulation of rates), fluctuations in energy-related commodity prices, conversion activity, other marketing efforts, environmental matters, litigation and other uncertainties. More detailed information about these factors is set forth in NJR’s filings with the Securities and Exchange Commission, including NJR’s quarterly report on Form 10-Q filed on May 10, 2004. NJR’s Form 10-Q is available at www.sec.gov. NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

NEW JERSEY RESOURCES
CONSOLIDATED FINANCIAL RESULTS

(Unaudited)	Three Months Ended		Nine Months Ended
(Thousands, except per	June 30,		June 30,
share data)	2004	2003	2004	2003
Operating Revenues	$438,503	$369,233	$2,119,210	$2,190,107
Net Income	$1,554	$4,473	$76,959	$69,040
Earnings per Common Share
Basic	$.06	$.16	$2.80	$2.55
Diluted	$.06	$.16	$2.74	$2.51
Average Shares Outstanding
Basic	27,588	27,135	27,469	27,056
Diluted	28,166	27,620	28,040	27,462

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NEW JERSEY RESOURCES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)
(Thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
OPERATING REVENUES	$438,503	$369,233	$2,119,210	$2,190,107

OPERATING EXPENSES
Gas purchases	391,474	318,293	1,830,467	1,923,443
Operation and maintenance	24,947	24,919	76,603	74,402
Regulatory rider expenses	1,356	700	8,326	3,964
Depreciation and amortization	8,113	7,996	24,649	24,079
Energy and other taxes	7,541	8,087	44,828	42,183

Total operating expenses	433,431	359,995	1,984,873	2,068,071

OPERATING INCOME	5,072	9,238	134,337	122,036
Other income	1,054	1,064	2,985	2,197
Interest charges, net	3,648	2,958	10,992	10,743

INCOME BEFORE INCOME TAXES	2,478	7,344	126,330	113,490
Income tax provision	924	2,871	49,371	44,450

NET INCOME	$1,554	$4,473	$76,959	$69,040

EARNINGS PER COMMON SHARE
BASIC	$0.06	$0.16	$2.80	$2.55
DILUTED	$0.06	$0.16	$2.74	$2.51

DIVIDENDS PER COMMON SHARE	$0.325	$0.31	$0.975	$0.93

AVERAGE SHARES OUTSTANDING
BASIC	27,588	27,135	27,469	27,056
DILUTED	28,166	27,620	28,040	27,462

NEW JERSEY RESOURCES

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands, except per share data)	2004	2003	2004	2003
Operating Revenues
New Jersey Natural Gas	$159,406	$120,055	$811,247	$680,934
NJR Energy Services	273,578	244,479	1,292,171	1,498,695
NJR Home Services and Other	5,544	4,722	15,864	14,147

Subtotal	438,528	369,256	2,119,282	2,193,776

Intercompany Eliminations	(25)	(23)	(72)	(3,669)

Total	$438,503	$369,233	$2,119,210	$2,190,107

Operating Income
New Jersey Natural Gas	$8,911	$9,450	$101,583	$102,682
NJR Energy Services	(4,593)	(522)	31,748	18,859
NJR Home Services and Other	754	310	1,006	495

Total	$5,072	$9,238	$134,337	$122,036

Net Income
New Jersey Natural Gas	$3,773	$4,507	$58,156	$58,191
NJR Energy Services	(2,745)	(98)	17,844	11,056
NJR Home Services and Other	526	64	959	(207)

Total	$1,554	$4,473	$76,959	$69,040

Throughput (Bcf)
NJNG, Core Customers	11.4	12.4	64.2	67.7
NJNG, Off System/Capacity Management	9.7	3.8	36.4	30.2
NJRES Fuel Mgmt. and Wholesale Sales	43.4	43.5	213.6	259.5

Total	64.5	59.7	314.2	357.4

Common Stock Data
Yield at June 30	3.1%	3.5%	3.1%	3.5%
Market Price
High	$42.00	$36.60	$42.00	$36.60
Low	$36.50	$32.25	$35.76	$29.52
Close at June 30	$41.58	$35.50	$41.58	$35.50
Shares Out. at June 30	27,614	27,147	27,614	27,147
Market Cap. at June 30	$1,148,190	$963,719	$1,148,190	$963,719

NEW JERSEY NATURAL GAS

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands, except customer and weather data)	2004	2003	2004	2003
Operating Revenues
Residential	$78,968	$77,368	$462,470	$403,724
Commercial, Industrial and Other	10,100	10,840	100,960	84,795
Firm Transportation	5,325	7,215	24,354	29,774

Total Firm Revenues	94,393	95,423	587,784	518,293
Interruptible	3,053	1,626	5,772	4,061

Total System Revenues	97,446	97,049	593,556	522,354

Off System	61,960	23,006	217,691	158,580

TOTAL REVENUES	$159,406	$120,055	$811,247	$680,934

Gross Margin and Operating Income
Residential	$28,407	$24,932	$134,278	$131,551
Commercial, Industrial and Other	1,525	4,806	25,381	24,986
Firm Transportation	4,532	6,386	20,631	25,533

Total Firm Margin	34,464	36,124	180,290	182,070
Interruptible	828	347	1,329	529

Total System Margin	35,292	36,471	181,619	182,599

Off System/Capacity Management/FRM	1,088	1,245	4,792	4,169

TOTAL GROSS MARGIN	36,380	37,716	186,411	186,768

Operation and maintenance expense	18,809	19,861	58,626	58,680
Depreciation and amortization	7,946	7,799	24,148	23,480
Other taxes not reflected in gross margin	714	606	2,054	1,926

OPERATING INCOME	$8,911	$9,450	$101,583	$102,682

Throughput (Bcf)
Residential	5.8	7.8	41.7	43.9
Commercial, Industrial and Other	1.3	1.1	9.3	9.5
Firm Transportation	1.2	1.9	7.6	9.7

Total Firm Throughput	8.3	10.8	58.6	63.1
Interruptible	3.1	1.6	5.6	4.6

Total System Throughput	11.4	12.4	64.2	67.7

Off System/Capacity Management	9.7	3.8	36.4	30.2

TOTAL THROUGHPUT	21.1	16.2	100.6	97.9

Customers
Residential	409,022	393,284	409,022	393,284
Commercial, Industrial and Other	27,477	25,540	27,477	25,540
Firm Transportation	15,345	23,313	15,345	23,313

Total Firm Customers	451,844	442,137	451,844	442,137
Interruptible	50	51	50	51

Total System Customers	451,894	442,188	451,894	442,188

Off System/Capacity Management	31	29	31	29

TOTAL CUSTOMERS	451,925	442,217	451,925	442,217

NEW JERSEY NATURAL GAS

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands, except customer and weather data)	2004	2003	2004	2003
Degree Days
Actual	446	703	4,786	5,332
Normal	565	582	4,813	4,792

Percent of Normal	78.9%	120.8%	99.4%	111.3%

NJR ENERGY SERVICES

Operating Revenues	$273,578	$244,479	$1,292,171	$1,498,695
Gas Purchases	276,151	243,696	1,255,229	1,475,762

Gross Margin	($2,573)	$783	$36,942	$22,933

Operating Income	($4,593)	($522)	$31,748	$18,859

Net Income	($2,745)	($98)	$17,844	$11,056

Gas Sold and Managed (Bcf)	43.4	43.5	213.6	259.5

NJR HOME SERVICES AND OTHER

Operating Revenues	$5,544	$4,722	$15,864	$14,147

Operating Income	$754	$310	$1,006	$495

Net Income	$526	$64	$959	($207)

Total Customers at June 30	141,817	139,177	141,817	139,177

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